UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2010

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2010, RTI Biologics, Inc. issued a press release announcing organizational and leadership changes effective immediately as part of a company-wide initiative to optimize operations, improve cost effectiveness and provide superior customer service.

Robert P. Jordheim has joined the company as executive vice president and chief financial officer, succeeding Thomas F. Rose, who has transitioned from the role of chief financial officer to chief operations officer and will continue to serve as executive vice president. In addition, Caroline A. Hartill and Roger W. Rose have been named chief scientific officer and chief commercial officer, respectively, and each will continue to serve as executive vice president.

In connection with his appointment as executive vice president and chief financial officer, Mr. Jordheim received a sign-on bonus of $60,000 and has been awarded a non-statutory option to purchase 200,000 shares of our common stock with an exercise price equal to $3.20 vesting in equal annual installments over a five-year period commencing with the first anniversary of the date of grant under our 2010 Equity Incentive Plan. In addition, Mr. Jordheim is expected to receive the following compensation and benefits:

•	an initial annual base salary of $305,000;

•

participation in our Annual Bonus Plan, as described under Executive Compensation in our definitive proxy statement as filed with the Securities and Exchange Commission on March 19, 2010, with a target incentive bonus of 50% of annual base salary, pro-rated for the amount of time Mr. Jordheim is employed by us in 2010, which will be earned based on the achievement of specific company-wide performance goals.

•	eligibility to participate in future equity-based compensation awards as available to similarly situated executive officers; and

•	relocation assistance and other customary benefits such as house hunting trips, temporary housing, and moving expenses.

None of our executive officers is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K or has any family relationships with any of our directors or executive officers, or other persons nominated or chosen to become a director or executive officer.

For more information about the executive officers named in this Report, including a brief description of their business experience, reference is made to the Company’s press release dated June 21, 2010, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by the Company dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: June 22, 2010	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Executive Vice President and Chief Operations Officer

EXHIBIT INDEX

RTI Biologics, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

99.1	Press Release issued by the Company dated June 21, 2010.